QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 22, 2001 included in Liberate Technologies' Form 10-K for the year ended May 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

San Jose, California
October 10, 2001

QuickLinks

  EXHIBIT 23.1
  /s/ Arthur Andersen LLP